Exhibit 8.1

21 Platform Way South, Suite 3500
Nashville, TN 37203
(615) 742-6200

August 10, 2026

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Re: Ryman Hospitality Properties, Inc.

Ladies and Gentlemen:

We have acted as tax counsel to Ryman Hospitality Properties, Inc., a Delaware corporation (“Ryman”), and RHP Hotel Properties, LP, a Delaware limited partnership (the “Operating Partnership”), in connection with Ryman’s filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the proposed issuance and sale, from time-to-time, of shares of Ryman’s common stock (the “Securities”), which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus. You have requested our opinion regarding certain U.S. federal income tax matters.

This opinion is based upon certain assumptions and factual representations of Ryman and the entities in which Ryman holds, or has held, a direct or indirect interest (collectively, the “Company”). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by Ryman as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, Ryman has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of a duly authorized officer of Ryman (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company.

For purposes of this opinion, we have not independently verified the facts, statements, representations and covenants set forth in the Officer’s Certificate or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. Consequently, we have relied on Ryman’s representations that the facts, statements, representations and covenants presented in the Officer’s Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that all such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such facts, statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion expressed below, we have assumed (a) the genuineness of all signatures on documents that we have examined, (b) the authority and capacity of the individual or individuals executing such documents and (c) that each of the documents (i) has been duly authorized, executed and delivered, (ii) is authentic, if an original, or is accurate, if a copy, and (iii) has not been amended subsequent to our review. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion also is based on the correctness of the following assumptions: (a) the entities comprising the Company have been and will continue to be operated in accordance with the laws of the jurisdictions in which they were formed and in the manner described in the relevant organizational documents; (b) there will be no changes in the applicable laws of the State of Tennessee, the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed; and (c) each of the written agreements to which the Company is a party will be implemented, performed, construed and enforced in accordance with its terms.

Ryman Hospitality Properties, Inc.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (the “Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof to any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to Ryman, other than as expressly stated below.

Based on the foregoing and subject to the other qualifications, assumptions, representations and limitations included herein, we are of the opinion that:

1.            Ryman has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 2013 through December 31, 2025, and Ryman’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT for its taxable year ending December 31, 2026 and thereafter.

2.            The statements contained in the Prospectus under the caption “U.S. Federal Income Tax Considerations” insofar as such statements constitute matters of law, summaries of legal matters, or legal conclusions, in each case, relating to the ownership or disposition of the Securities, constitute, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the ownership and disposition of the Securities.

Ryman’s continued qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels, the diversity of its stock ownership and various other qualification tests imposed under the Code and the Regulations, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for the current taxable year or any future taxable years will permit Ryman to satisfy the requirements for taxation as a REIT under the Code.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement, update or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for the current taxable year or any future taxable years will permit Ryman to satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification and taxation. No assurance can be given that the law will not change in a way that will prevent Ryman from qualifying as a REIT.

The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion letter speaks only as of the date hereof. We undertake no obligation to update any opinion expressed herein after the date of this letter. This opinion letter has been prepared in connection with the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose without our express prior written consent, provided that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities laws.

Ryman Hospitality Properties, Inc.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to Bass, Berry & Sims PLC under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder by the SEC.

Sincerely,

/s/ Bass, Berry & Sims PLC